May 23, 2011

CVD Equipment Corporation
1860 Smithtown Avenue
Ronkonkoma, New York 11779

RE:          CVD EQUIPMENT CORPORATION – REGISTRATION
STATEMENT ON FORM S-3
(Registration Number 333-172252)

Ladies and Gentlemen:

We have acted as counsel to CVD Equipment Corporation, a New York corporation (the “Company”), and are rendering this opinion in connection with a prospectus supplement, dated May 23, 2011 (the “Prospectus Supplement”), relating to Registration Statement on Form S-3 (File No. 333-172252) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 841,695 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), plus 126,255 shares that may be purchased by the Underwriter (as defined below) to cover over-allotments, if any (collectively, the “Shares”).

The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into by and between the Company and ThinkEquity LLC (the “Underwriter”), which has been filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the Prospectus Supplement, (ii) the Underwriting Agreement, and (iii) the Certificate of Incorporation, as amended and the Bylaws of the Company and all amendments thereto. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company.  In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect if such parties.

Based upon and subject to the limitations and assumptions set forth herein, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock.

We express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Prospectus Supplement under the caption “Legal matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

        Very truly yours,

        /s/Ruskin Moscou Faltisheck, P.C.

        RUSKIN MOSCOU FALTISCHEK, P.C.